                          TECHNOLOGY LICENSE AGREEMENT

    THIS AGREEMENT is made and entered into as of the 1st day of August, 1997, by and between BIOSTAR, INC., a Delaware corporation, having its principal place of business at 6655 Lookout Road, Boulder, Colorado 80301, USA ("BioStar") and ASAHI CHEMICAL INDUSTRY CO., LTD., a corporation organized under the laws of Japan, having its principal place of business at 1-2, Yurakucho 1-chome, Chiyoda-ku, Tokyo 100, Japan ("Asahi"). BioStar and Asahi may be referred to herein as a "Party" or together as "Parties."

    WHEREAS, BioStar owns certain proprietary technology and related know-how in the field of point of care in vitro diagnostic testing; and

    WHEREAS, Asahi is engaged in the diagnostic reagent business; and

    WHEREAS, BioStar granted Asahi an option to obtain an exclusive license to BioStar's proprietary technology by concluding a Technology Option Agreement dated February 7, 1997 ("Option Agreement"); and

    WHEREAS, Asahi has exercised such option,

    NOW, THEREFORE, in consideration of the foregoing and the covenants and obligations set forth below, the Parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

    1.1 "ASAHI IMPROVEMENT" shall mean and include all Technical Information owned by Asahi and which is developed by or on behalf of Asahi during the ten
(10) year period following the Effective Date, which constitutes improvements to and is based upon Asahi's or its affiliate's use of the Patent Rights or the BioStar Technology in Fields I, II, or III and which is used in the development, manufacture, use or sale of the Instrumented Product. Asahi improvements shall also include technology obtained from other party or parties which Asahi has the right to pass on to BioStar without incurring any financial liability to such other party or parties.

    1.2 "BIOSTAR TECHNOLOGY" shall mean all Technical Information, including the Technical Information that relates to the discovery, design, synthesis, delivery, development, testing, use, manufacture or sale of diagnostic test kits for infectious diseases based on the optical immunoassay, which are owned by BioStar or which BioStar otherwise has the right to license as of the Effective Date and during the ten (10) year period thereafter, to the extent such Technical Information is necessary or useful for Asahi to develop, manufacture, improve, use and sell any Instrumented Products.

    EPO consists of the following nations: Austria, Belgium, Switzerland, Germany, Netherlands, Luxembourg, Spain, France, Italy, UK, Sweden.

    Canada and Japan honor PCT/EPO filings with independent review.




                                     1.


* CERTAIN CONFIDENTIAL MATERIAL CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
   RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

    1.3 "DEVELOPMENT AGREEMENT" shall mean an agreement to be executed simultaneous with this Agreement under which BioStar undertakes to develop
Instrumented Product for testing [                    *                     ]

    1.4 "EFFECTIVE DATE" shall mean the date on which both of this Agreement and Development Agreement have been fully executed by the Parties.

    1.5  "FIELD I" shall mean the use of instrumented diagnostic tests for the
following [            *              ] infectious diseases:

    [                             *
      ]

    1.6  "FIELD II" shall mean the use of instrumented diagnostic tests for
pneumonia, which consists of [                    *
                  ], and [         *         ].

    1.7 "FIELD III" shall mean the use of instrumented diagnostic tests for all of the infectious diseases other than Field I and Field II, including, but
not limited to, [                     *                                 ], and
including [                              *                            ] based
detection of the infectious diseases.

    1.8 "INSTRUMENTED PRODUCT" shall mean an instrument point of care product that can provide in vitro diagnostic test results for quantitative and/or qualitative infectious disease assays which may include any results developed under the Development Agreement. Instrumented Products will include instruments and cartridges. (The cartridges which are part of the Instrumented Products within the scope of BioStar Technology or the Patent Rights are hereinafter referred to as "Cartridge.") As used herein, the term "point of care" shall mean, in present clinical practice, in vitro diagnostic tests performed on a single sample using compact analyzers (desktop or portable hand held) devices that produce test results on a rapid basis and do not require a laboratory specialist.

    1.9 "KEY PATENTS" shall mean the following three (3) Japanese patent applications of BioStar to be filed and already filed and any patent which may be granted under such applications:

         (A) Method and devices for [                *                   ]
(BioStar's file reference:  [      *      ];

         (B) [               *                  ] using enzyme-labeled reagents
[                    *                      ];

         (C) Devices and methods for [          *          ] based upon [
                     *                                  ].

    1.10 "NET SALES VALUE" shall mean the gross invoice price of the Cartridges billed to the unaffiliated distributors or customers by Asahi or its sublicensees, less packaging expenses, transportation expenses, insurance premiums, trade commission to the sales agent, credit for the



                                     2.

Cartridges actually returned, allowance, quantity and cash discounts or rebates, customs duties and direct tax to be levied on the Cartridges and their sales, if any, and paid by Asahi.

    1.11 "PATENT RIGHTS" shall mean patents and patent applications in the Territory, including the Key Patents, which are owned or controlled by BioStar as of the Effective Date and during the ten (10) year period thereafter in the sense of having the right to grant licenses thereunder without making payment therefor to others and which would be infringed by Asahi's conduct to develop, manufacture, import, improve, use and sell any Instrumented Products in the Territory and Field(s) licensed to Asahi under this Agreement and shall include all patents which may be granted under said applications. The Patent Rights as of the Effective Date are listed in Appendix A attached hereto and made part hereof.

    1.12 "TECHNICAL INFORMATION" shall mean all technology, inventions, information, data, know-how, compounds and materials (whether or not patented or patentable).

    1.13     "TERRITORY" shall mean [

                                       *
                                                          ]

    1.14 "VER.2 MANUAL PRODUCT" shall mean a manual point of care product that can provide in vitro diagnostic test results for qualitative infectious disease assays using flow through and visual optical immunoassay based on the BioStar Technology.

                                   ARTICLE 2

                        DISCLOSURE OF BIOSTAR TECHNOLOGY

    Within thirty (30) days after the Effective Date, BioStar shall furnish Asahi in documentary form with BioStar Technology which is listed in Appendix B attached hereto and made part hereof. In addition, BioStar shall conduct BioStar Technology assimilation programs in Boulder for the purpose of carrying out the disclosure of BioStar Technology to Asahi and/or consultation with respect to BioStar Technology, provided that the time, duration and the number of Asahi's personnel to be sent at Asahi's expense shall be mutually agreed upon by the Parties.

                                   ARTICLE 3

                                GRANT OF RIGHTS

    3.1  LICENSE GRANT.  Subject to the payment of royalties under Paragraphs
4.2 through 4.9 during the term of this Agreement, BioStar hereby grants Asahi an exclusive license with the right to sublicense others, subject to the approval of BioStar, not to be unreasonably withheld, (a) to develop, manufacture, have manufactured, import, improve, use and sell any Instrumented Products for use in Field I under the BioStar Technology and the Patent Rights in the Territory, and (b) to use the BioStar Technology and the Patent Rights for the purposes of development of any Instrumented Products in Field II and/or Field III in the Territory, which may include any regulatory submissions for the approval provided for in Paragraph 3.4 prior to Asahi's exercise of the option provided for in Paragraph 3.6.





                                       3.

    3.2 NON-ASSERTION. During the term of this Agreement, BioStar shall not assert any of the BioStar Technology or the Patent Rights against the sale or use of the Instrumented Products in the Field(s) licensed to Asahi under this Agreement within the Territory by Asahi's distributors or customers including, without limitation, hospitals, doctors, dealers and agents.

    3.3 REGISTRATION OF RIGHTS. Asahi shall have the right to register the license granted hereunder in the patent office or other appropriate governmental offices in the Territory. This right shall include registration as "Senyo Jisshiken" in Japan. BioStar shall cooperate with Asahi in registering such license.

    3.4 PRODUCT REGISTRATION. Asahi shall have sole responsibility for diligently conducting all preclinical and clinical trials for the Instrumented Product and shall diligently make all regulatory submissions necessary for the approval of the right to sell each Instrumented Product in the licensed Fields in each country in the Territory, at Asahi's sole expense, and BioStar shall cooperate with Asahi for such trials and regulatory submissions upon reasonable request by Asahi.

    3.5 MARKETING EFFORTS. If Asahi fails to make regulatory submission for the approval of the right to sell each Instrumented Product in certain country in the Territory except Japan within four (4) years after obtaining the approval from the Japanese Ministry of Health and Welfare, or if Asahi fails to commence commercial sale of such Instrumented Product within two (2) years after obtaining the above-mentioned approval, an exclusive license with respect to such Instrumented Product granted to Asahi hereunder shall be converted to a non-exclusive license in such country. The above time period shall be extended as appropriate in the event BioStar does not approve an Asahi proposed sublicensee and Asahi experiences delays in identifying another sublicensee.

    3.6 EXCLUSIVE OPTION. During a four (4) year period following the Effective Date, Asahi shall be granted exclusive options to obtain the same license and right with respect to any Instrumented Products for use in Field II and/or Field III as granted in Field I hereunder upon payment of the following amounts:

    First Exercised Option

         [    *   ] License Fee for any and all disease applications in either
         Field II or Field III.

    Second Exercised Option

         [    *   ] License Fee for all of applications in the remaining Field not exercised previously.

The payments shall be due when the option is exercised.

    Paragraphs 4.2 through 4.9 shall apply to the Cartridges for which any of the above-mentioned options has been exercised.





                                       4.

    3.7 DISTRIBUTION OF VER.2 MANUAL PRODUCT IN JAPAN. During the five (5) year period following the Effective Date, BioStar shall not offer the right to distribute any Ver.2 Manual Product in Fields I or II to any party other than Asahi in Japan. After such five (5) year period, with respect to a Ver.2 Manual Product in Fields I or II, and from the Effective Date with respect to Ver.2 Manual Product in Field III, Asahi shall be granted the following right of first refusal with respect to exclusive distribution of any Ver.2 Manual Product in Japan. BioStar shall notify Asahi if it intends to enter into any agreement to distribute any Ver.2 Manual Product in Japan and offer Asahi the right to enter into such an agreement on terms substantially similar to those offered to the third party. If Asahi fails to accept such offer within forty-five (45) days of receipt of the offer, BioStar may make the proposed offer to a third party, provided that BioStar must not offer third parties terms and conditions which are more favorable to the distributor than those offered to Asahi without first offering such alternative terms to Asahi.

                                   ARTICLE 4

                                 CONSIDERATION

    In consideration of the right and license granted and BioStar Technology disclosed to Asahi under this Agreement, Asahi shall pay to BioStar the following:

    4.1  INITIAL LICENSE FEE.  Asahi shall pay an initial amount of [
           *            ] payable in full within thirty (30) days after the
Effective Date.  [                  *                  ] which Asahi has
already paid to BioStar as an option period extension fee under the Option Agreement shall be credited against the above initial license fee.

    4.2 RUNNING ROYALTY. Asahi shall pay to BioStar a running royalty equal to the following percentages of the Net Sales Value of all the Cartridges manufactured and sold by Asahi or its sublicenses under this Agreement to their first sale distributors or customers, domestic or foreign, and invoiced (with invoicing to be made contemporaneously with delivery) to such distributors or customers during the term of this Agreement.

     TOTAL CUMULATIVE NET SALES VALUE OF CARTRIDGES
  MANUFACTURED AND SOLD BY ASAHI AND ITS SUBLICENSEES         ROYALTY RATE
  ---------------------------------------------------         ------------
 0-US$10,000,000                                                  [*]
 US$10,000,000-US$20,000,000                                      [*]
 Over US$20,000,000                                               [*]


    If any Cartridges are sold by Asahi to BioStar for resale by BioStar, such sale of the Cartridges shall be royalty- free but the Net Sales Value of Cartridges so sold shall be counted for determining said applicable royalty rate as if they had been sold to other customers and such Net Sales Value of the Cartridges shall be counted for computing the amount of the Net Sales Value.





                                       5.

    4.3  REDUCTION IN ROYALTIES.

         (a) If it becomes definite that all of the Key Patents are invalidated by the Japanese Patent Office, the rates of running royalties according to cumulative Net Sales Value mentioned in Paragraph 4.2 shall be reduced by [
   *       ] after such definite invalidation.

         (b) The rates of running royalties may be reduced in case where Paragraph 12.3.1, 12.3.3 or 12.4 of the Development Agreement is applicable.

    4.4 CURRENCY CONVERSION. For the purpose of this Article 4, the Net Sales Value obtained for a certain royalty calculation period, as specified in Paragraph 4.6, in currency other than the United States Dollars shall be converted into the amounts of the United States Dollars, using the exchange rate for selling the United States Dollar by telegraphic transfer quoted by the Bank of Tokyo or such other first class bank in Japan mutually agreed to by both Parties on the last day of such royalty calculation period.

    4.5 ROYALTY PAYABLE. The running royalty shall become payable to BioStar on the day on which the distributor or customer is billed by Asahi.

    4.6 ROYALTY CALCULATION PERIOD AND PAYMENT TIME. The running royalty shall be calculated for each quarter after the start of production for commercial sale of any applicable products by or for Asahi and shall be paid to BioStar within forty-five (45) days after the end of such quarter. At the time of each royalty payment, Asahi shall submit to BioStar a royalty statement which shows in reasonable detail the calculation basis of the running royalty amount covered by such payment including the calculation of the Net Sales Value.

    4.7 RECORDS AND INSPECTION. For a period of five (5) years after the payment of each running royalty is due under this Article 4, Asahi shall make and keep true, accurate and complete records, files and books of account containing all the data required for calculation and verification of such running royalty amounts paid by Asahi and of the information given in the royalty statements.

    Asahi shall, during normal business hours of Asahi, permit certified public accountants or other designated representative appointed by BioStar to whom Asahi has no reasonable objections to audit and inspect such records, files and books for the sole purpose of verifying the royalty amounts paid by Asahi. BioStar shall bear the cost of such audit and inspection, except if an underpayment of 5% or more with respect to any quarter is found, in which case Asahi shall reimburse BioStar for such cost and any underpayment within thirty
(30) days of its receipt of BioStar's invoice therefor.

    4.8 PAYMENT MANNER. All the payments due to BioStar under this Agreement shall be made in the United States currency by telegraphic transfer remittance to the BioStar account at a bank in the U.S.A. designated by BioStar.

    4.9 WITHHOLDING TAXES. All withholding taxes imposed by Japanese Tax Laws on the amounts of consideration payable by Asahi to BioStar under this Agreement shall be borne by [ * ]. In this connection, Asahi shall withhold such taxes to the Japanese tax authority.





                                       6.

When Asahi so withholds, Asahi shall forward to BioStar a tax payment certificate of the Japanese tax authority for the mount so withheld.

                                   ARTICLE 5

                            EXCHANGE OF IMPROVEMENTS

    5.1 UPDATING OF BIOSTAR TECHNOLOGY. BioStar shall disclose to Asahi, during the ten (10) year period following the Effective Date, all BioStar Technology promptly after BioStar has acquired or developed it. In the event that BioStar elects not to file, prosecute or maintain a particular patent claiming such BioStar Technology, or to abandon prosecuting a particular patent application, or to cease paying the maintenance fees for a particular patent in the Territory, BioStar shall give Asahi sixty (60) day's notice before any relevant deadline, and Asahi shall have the right to pursue, at its own expense in the Territory, prosecution of such patent application or maintenance of such patent. Each Party agrees to cooperate with the other and take all reasonable additional actions as may be reasonably required to achieve the intent of this Paragraph 5.1, including, without limitation, the execution of necessary and appropriate instruments and documents.

    5.2 ASAHI IMPROVEMENT. During the ten (10) year period following the Effective Date, Asahi shall disclose to BioStar all Asahi Improvements promptly after Asahi has acquired or developed. Asahi hereby grants to BioStar an exclusive license to use the Asahi Improvements in Fields I, II, and III outside the Territory without requiring BioStar to make any payment therefor. In the event that Asahi elects not to file, prosecute or maintain a particular patent claiming such Asahi Improvement outside the Territory, or to abandon prosecuting a particular patent application, or to cease paying the maintenance fees for a particular patent, Asahi shall give BioStar sixty (60) days notice before any relevant deadline, and BioStar shall have the right to pursue, at its own expense, outside the Territory, prosecution of such patent application or maintenance of such patent. Each Party agrees to cooperate with the other and take all reasonable additional actions as may be reasonably required to achieve the intent of this Paragraph 5.2, including, without limitation, the execution of necessary and appropriate instruments and documents.

    5.3 TECHNOLOGY TRANSFER MEETINGS. In order to facilitate the transfer to Asahi and BioStar of the BioStar Technology and the Asahi Improvements, the Parties agree to designate one or more representatives who will meet from time to time, upon request of either Party but not more frequently than quarterly, either at alternating offices of the Parties or telephonically, to discuss the latest developments to the BioStar Technology and the Asahi Improvements.

                                   ARTICLE 6

                       PATENT PROSECUTION AND ENFORCEMENT

    6.1 PATENT PROSECUTION. BioStar shall apply for and seek prompt issuance of, and upon issuance, maintain all of the Key Patents and all substitutions, extensions, reissues, renewals, divisions, continuations or continuations-in-part thereof or therefor in the Territory. Further, unless, after good faith discussions with Asahi, BioStar reasonably determines that it





                                       7.

would not be cost effective to do so, BioStar shall apply for and seek prompt issuance of, and upon issuance, maintain all Patent Rights (except the Key Patents) to be licensed to Asahi hereunder and all substitutions, extensions, reissues, renewals, divisions, continuations or continuations-in-part thereof or therefor in the Territory. BioStar hereby agrees to apply for patents, under Patent Cooperation Treaty or respective national rules as may be applicable, immediately after the Effective Date with respect to "Method and
devices for [                  *                  ] (BioStar's file reference:
[      *      ] in [                                 *
                                                       ].  Further, upon
reasonable request of Asahi, BioStar shall file at BioStar's expense patent applications within the Patent Rights as of the Effective Date in any specific countries within the Territory. Asahi shall cooperate with BioStar and provide reasonable assistance to BioStar in the filing and prosecution of such patent applications.

    6.2  PATENT ENFORCEMENT.

         (a) BioStar and Asahi shall each give immediate notice to the other of any infringement of the Patent Rights, BioStar Technology or Asahi Improvements by a third party which may come to its attention.

         (b) Asahi shall have the first right, but not the obligation, to institute and conduct any legal action in the Territory against such third party infringers of the Patent Rights or BioStar Technology, and may enter into settlement agreements with the approval of BioStar not to be unreasonably withheld. Any amounts recovered by Asahi as a result of an infringement action based on the BioStar Technology or the Patent Rights shall be allocated as follows: (a) Asahi shall first be paid 200% of its costs incurred in conducting such legal action, and (b) any remaining amounts shall be deemed to be Net Sales Value earned in the quarter in which such recovered amounts were paid and subject to the running royalty set forth in Paragraph 4.2.

         (c) In the event that Asahi decides not to commence actions or proceedings against an infringer pursuant to Paragraph 6.2(b) above, BioStar, at BioStar's expense, shall have the right to initiate and pursue such action; provided, however, that Asahi shall cooperate with and assist BioStar in such action, at Asahi's expense, to the extent that such cooperation and assistance are reasonably available. Any amounts recovered by BioStar as a result of such legal action shall be used first to pay to BioStar 200% of its costs incurred in conducting such legal action and any remaining amounts shall be shared equally by the Parties.

         (d) BioStar shall have the first right, but not the obligation, to institute and conduct any legal action outside the Territory against any third party infringers of the Asahi Improvements and may enter into settlement agreements with the approval of Asahi, not to be unreasonably withheld. Any amounts recovered by BioStar as a result of such infringement shall be retained solely by BioStar.

         (e) In the event that BioStar decides not to commence actions or proceedings against an infringer pursuant to Paragraph 6.2(d) above, Asahi, at Asahi's expense, shall have the right to initiate and pursue such action; provided, however, that BioStar shall cooperate with and assist Asahi in such action, at BioStar's expense, to the extent that such cooperation and





                                       8.

assistance are reasonably available. Any amounts recovered by Asahi as a result of such legal action shall be retained solely by Asahi.

                                   ARTICLE 7

                                   WARRANTIES

    BioStar hereby warrants to Asahi that BioStar has the full corporate power and authority to enter into this Agreement and to license and transfer the BioStar Technology as herein contemplated, and that nothing in this Agreement violates any agreement by which BioStar is bound.

    Asahi hereby warrants to BioStar that Asahi has the full corporate power and authority to enter into this Agreement and to license and transfer Asahi Improvement as herein contemplated, and that nothing in this Agreement violates any agreement by which Asahi is bound.

    Each Party further warrants that it shall not, during the life of this Agreement, enter into any agreement with any other party which would be inconsistent with any terms or conditions of this Agreement.

                                   ARTICLE 8

                                INDEMNIFICATION

    8.1 INDEMNIFICATION BY BIOSTAR. BioStar hereby agrees to indemnify, hold harmless and defend Asahi and its officers, directors and employees against any and all liability, damages, judgments, awards or costs of defense (including without limitation reasonable attorneys' fees, expenses to defend and amounts paid in settlement of any action) directly resulting from any claim or claims against any of the foregoing to the extent that such claim or claims are based on the negligence or willful misconduct of BioStar or any of its employees or agents or such claim or claims arise out of the manufacture, use or sale of any product by BioStar which is made using the Asahi Improvement.

    8.2 INDEMNIFICATION BY ASAHI. Asahi hereby agrees to indemnify, hold harmless and defend BioStar and its officers, directors and employees against any and all liability, damages, judgments, awards or costs of defense (including without limitation reasonable attorneys' fees, expenses to defend and amounts paid in settlement of any action) directly resulting from any claim or claims against any of the foregoing to the extent that such claim or claims are based on the negligence or willful misconduct of Asahi or any of its employees or agents or such claim or claims arise out of the manufacture, use or sale of Instrumented Product by Asahi or its sublicensees.

    8.3 NOTICE AND PROCEDURES. In all cases where one Party seeks indemnification by the other under this Article 8, the Party seeking indemnification shall promptly notify the indemnifying Party of receipt of any claim or lawsuit covered by such indemnification obligation and shall cooperate fully with the indemnifying Party in connection with the investigation and defense of such claim or lawsuit. The indemnifying Party shall have the right to control the defense, with counsel of its choice, provided that the non-indemnifying Party shall have the right





                                       9.

to be represented by advisory counsel at its own expense. The indemnifying Party shall not settle or dispose of the matter in any manner which could negatively and materially affect the right or liability of the non-indemnifying Party without the non-indemnifying Party's prior written consent, which shall not be unreasonably withheld.

                                   ARTICLE 9

                                CONFIDENTIALITY

    9.1 UNDERSTANDING OF THE PARTIES. Each Party acknowledges that the information disclosed in connection with any transactions contemplated hereunder contains the confidential information and trade secrets of BioStar and Asahi, and is the property of the disclosing Party. Such information, including, but not limited to, BioStar Technology, Asahi Improvement, shall be referred to collectively, for purposes of this Article 9, as "Confidential Information."

    9.2 CONFIDENTIALITY. During the term of this Agreement, and for a period of five (5) years thereafter, each Party hereto shall maintain in confidence all Confidential Information disclosed to it by the other Party hereto.
Neither Party will use, disclose or grant the use of such Confidential Information except as expressly licensed or permitted under this Agreement. Each Party is, however, authorized to disclose Confidential Information to its employees, agents, consultants, sublicensees or subcontractors to the extent such disclosure is reasonably necessary, for carrying out their duties and responsibilities. To the extent that disclosure is authorized by this Agreement, the disclosing Party will obtain prior agreement from its employees, agents, consultants, sublicensees or subcontractors to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. Each Party will use at least the same standard of care as it uses to protect its own trade secrets or proprietary information to ensure that such employees, agents, consultants, sublicensees and subcontractors do not disclose or make any unauthorized use of such Confidential Information. Each Party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.

    9.3  EXCEPTIONS.  The obligations of confidentiality contained in Article
9.2 will not apply to the extent that it can be established by the receiving Party by competent written proof that such Confidential Information: (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the other Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; (d) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a third party who had no obligation to the other Party not to disclose such information to others; or (e) is independently developed by the receiving Party without using any of the other Party's Confidential Information.

    9.4 PUBLIC ANNOUNCEMENT. The Party desiring to make any public announcement or other disclosure regarding the content of this Agreement shall inform the other Party of the proposed announcement or disclosure in reasonably sufficient time prior to public release, and shall provide the other Party with a written copy thereof, in order to allow such other Party to





                                      10.

comment upon such announcement or disclosure. Once any such public announcement or disclosure has been approved by such other Party in accordance with this Paragraph, then the desiring Party may appropriately communicate information contained in such permitted announcement or disclosure. Notwithstanding the foregoing, either Party shall have the right to make such disclosure of this Agreement as is required under any applicable laws, including the rules and regulations of the Securities and Exchange Commission.

                                   ARTICLE 10

                               DISPUTE RESOLUTION

    This Agreement is made on the basis of mutual confidence and good faith between the Parties. If a dispute should arise between the Parties out of or relating to this Agreement or to a breach thereof, including as to the interpretation, performance or termination of this Agreement, the Parties shall initially seek to resolve such dispute amicably by negotiation. If the Parties fail to resolve the matter by good faith negotiation within a period of sixty
(60) days, then either Party may institute binding arbitration of the dispute. The arbitration shall be conducted in New York, New York, USA, in English, under the Commercial Arbitration Rules of the American Arbitration. Judgment on the award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof. The expense of the arbitration (including without limitation, the award of attorney's fees to the prevailing Party) shall be paid as the arbitrator determines. Notwithstanding the foregoing, nothing in this Article shall be construed as limiting in any way the right of a Party to seek injunctive relief with respect to any actual or threatened breach of this Agreement, which breach would cause irreparable harm to the Party seeking such relief, from a court of competent jurisdiction.

                                   ARTICLE 11

                                 FORCE MAJEURE

    No Party hereto shall be liable for damages or held in default hereunder for any non-performance or delay resulting from causes beyond its control, including failure of usual sources of supply, fire, accident, riot, war, flood, earthquake, storm or Acts of God, action or inaction of governmental authorities or agencies, or the similar causes which cannot be controlled by a Party. In case of occurrence of a force majeure event, the Party which is the victim of such event shall immediately notify the other Party of the event giving the full particulars of the cause, its expected duration and the anticipated effects thereof.

                                   ARTICLE 12

                              TERM AND TERMINATION

    12.1     TERM

             (a) The term of this Agreement shall commence on the Effective Date and shall remain in force, until expiration, revocation or invalidation of the last to expire patent within the Patent Rights listed in Appendix A, unless terminated earlier under Paragraph 12.2.





                                      11.

             (b) Upon expiration of the full term of this Agreement, each Party shall retain the licenses granted to such Party under this Agreement on the terms set forth herein, except that all such licenses shall be irrevocable and paid-up.

    12.2 EARLY TERMINATION. BioStar or Asahi may terminate this Agreement upon giving notice thereof to the other Party:

             (a) In the event that the other Party files a petition in bankruptcy, or in the event that all or part of the other Party's assets are assigned to a trustee or receiver, or if an involuntary petition is filed by a third party and the other Party does not resolve such petition in its favor within sixty (60) days after filing and notice thereof, or

             (b) In the event of a material breach of this Agreement not remedied by the other Party in breach within sixty (60) days after receipt of notice by the terminating Party specifying such breach and requesting that it be remedied, unless the Party allegedly in breach submits the issue to arbitration within said sixty (60) day period. In the event that such Party submits the issue to arbitration, then diligent compliance with the arbitration decision shall be a cure for such breach, and, in the event of such a cure, this Agreement may not be so terminated unless determined by the arbitrator. A breach of either Party under the Development Agreement shall in no way be deemed to be a breach by such Party under this Agreement.

    In the event that any involuntary petition is filed as set forth in Paragraph (a) above, then the Party having the right to terminate this Agreement may suspend its performance hereunder until the resolution of such petition. If one Party so suspends its performance, then the other Party shall be entitled to suspend its performance until the original suspending Party resumes performance.

    12.3 SURVIVAL. Any expiration or termination of this Agreement under Paragraph 12.1 or 12.2 above shall not relieve any Party from any obligations hereunder which have accrued on or before the effective date of such expiration or termination, nor affect the provisions set forth in Articles 8, 9 and 10, and Paragraphs 4.7, 12.1(b), 12.3 through 12.8, 13.3 and 13.7 hereof, all of which are intended by the Parties to survive such expiration or termination.

    12.4 TERMINATION BY ASAHI. In the event that this Agreement is terminated by Asahi pursuant to Paragraph 12.2, Asahi shall retain the licenses and rights granted to it under Article 3 hereof, subject to the payment of the running royalty under Paragraph 4.2. In addition, in such event, BioStar shall immediately cease to have the licenses and rights granted to it under Article
5. Further, in such event Asahi shall have the right to terminate the Development Agreement and such termination will have the consequences set forth in Paragraph 12.3.1 of the Development Agreement.

    12.5 TERMINATION BY BIOSTAR. In the event that this Agreement is terminated by BioStar pursuant to Section 12.2, BioStar shall retain the licenses and rights granted to it under Article 5 hereof, and BioStar shall have the licenses and rights set forth in Paragraph 12.1 above on and after the date of the expiration of full term of this Agreement. In addition, in such event, Asahi shall immediately cease to have the licenses and rights granted to it under Article 3. Further, in such event BioStar shall have the right to terminate the Development Agreement if it





                                      12.

is still in effect at such time, and Asahi shall assign and transfer to BioStar all Development Know-How and Development Patents. If such termination of this Agreement by BioStar occurs after the expiration of the Development Agreement, each Party shall retain such rights as it then possesses thereunder at the time of such termination.

    12.6 RETURN OF CONFIDENTIAL INFORMATION. In the event of termination for cause under Paragraph 12.2, the Party which loses its licenses and rights hereunder shall promptly return all Confidential Information with respect to the affected products of the non-breaching Party, including copies thereof, and shall cease using the same as quickly as commercially feasible but in no case more than sixty (60) days after the effective date of such termination. The breaching Party shall certify to the non-breaching Party in writing compliance with this Paragraph 12.7 upon the return of such materials.

    12.7 NO-EXCLUSIVE REMEDY. The right of any Party to terminate this Agreement under Paragraph 12.2 above is not an exclusive remedy, and any Party shall be entitled, if the circumstances warrant, alternatively or cumulatively, to damages for breach of this Agreement, to an order requiring performance of the obligations of this Agreement or to any other legally available remedy.

    12.8 ASAHI'S RIGHTS IN BANKRUPTCY. All rights and licenses granted under or pursuant to this Agreement by BioStar to Asahi are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to "intellectual property" as defined under
Section 101 of the U.S. Bankruptcy Code. The Parties agree that Asahi as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event commencement of a bankruptcy proceeding by or against BioStar under the U.S. Bankruptcy Code, BioStar shall give Asahi an immediate written notice and Asahi shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and the same, if not already in its procession, shall be promptly delivered to Asahi (a) upon any such commencement of a bankruptcy proceeding upon written request therefor by Asahi, unless BioStar elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, upon the rejection to perform its obligations under this Agreement by or on behalf of BioStar upon written request therefor by Asahi.

                                   ARTICLE 13

                            MISCELLANEOUS PROVISIONS

    13.1 RELATIONSHIP OF THE PARTIES. Neither Party is, nor shall be deemed to be, an agent or legal representative of the other Party for any purpose. Neither Party shall be entitled to enter into any contracts in the name of or on behalf of the other Party, and neither Party shall be entitled to pledge the credit of the other Party in any way or hold itself out as having authority to do so. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.





                                      13.

    13.2 ASSIGNMENT. This Agreement may not be assigned by either Party, nor may either Party transfer its rights under this Agreement to any third party, without prior written consent of the other Party, which consent will not be unreasonably withheld. Notwithstanding the foregoing, however, either Party shall be entitled to assign this Agreement, and all rights and obligations hereunder, to a successor to all or substantially all of its assets, whether by sale, merger, or otherwise, provided that either Party desiring to make such an assignment shall provide the other Party with, where possible, thirty (30) days prior written notice of such assignment or such shorter time as is possible, subject to any contractual restrictions or disclosure of such information prior to such assignment, and cause such assignee to be bound by this Agreement.
This Agreement shall be binding upon the successors and assignees of the parties hereof. In the event of assignment of this Agreement by either Party, the license granted by such assigning Party to the other Party shall not cover any intellectual property of such assignee which was not controlled by the assigning Party prior to the effective date of such assignment.

    13.3 NOTICES. All notices and communications hereunder shall be in writing and shall be deemed given if delivered personally or by confirmed facsimile transmission, telexed, mailed by registered or certified mail, postage prepaid, or sent by express courier service, to the Parties at the addresses set forth in the first paragraph of this Agreement (or as such other address for a Party as shall be specified by like notice to the other Party).

    13.4 AMENDMENT. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

    13.5 WAIVER. No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

    13.6     COUNTERPARTS.  This Agreement may be executed in counterparts.

    13.7 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, applicable to contracts executed and performed wholly within the State of New York.

    13.8 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such provision or invalidity, without invalidating the remainder of this Agreement.

    13.9 ENTIRE AGREEMENT OF THE PARTIES. This Agreement and Development Agreement will constitute and contain the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof.





                                      14.

    IN WITNESS WHEREOF, the Parties have as of the day and year first above written duly executed this Agreement.

BIOSTAR, INC.                                  ASAHI CHEMICAL INDUSTRY CO., LTD.

By:  /s/ Teresa W. Ayers                       By:  /s/ Tadashi Ikegami
   -----------------------                        -----------------------------

Title:  President/CEO                          Title:  Board Director
      --------------------                           --------------------------





                                      15.

                                   APPENDIX A

TABLE OF CONTENTS:
BOOK ONE:        US ISSUED PATENTS

                      PATENT NUMBER                     TOPIC
         1)           US [   *   ]                      [          *          ]

                      Corresponds to:                   EPO [  *  ]; Issued [  *  ]
                                                        JP [  * ]; Issued [  *  ]
                                                        DE [    *     ]; Issued [  *  ]
                                                        CA [   *   ]; Issued [  *  ]

         2)           US [   *   ]                      [       *        ]

                      Corresponds to:                   EPO [  *  ]; Issued [  *  ]
                                                        JP [  * ]; Issued [  *  ]
                                                        DE [  *  ]; Issued [  *  ]
                                                        DENMARK [  * ]; Issued [  *  ]

         3)           US [   *   ]                      [           *             ]

                      Corresponds to:                   EPO [    *   ]; Abandoned
                                                        JP [   *  ]; Pending
                                                        DE [  *  ]; Abandoned
                                                        CA [   *   ]; Issued [  *  ]

         4)           US [   *   ]                      [           *           ]

                      Corresponds to:                   EOP [   *  ]; Abandoned
                                                        JP [  *  ]; Pending
                                                        DE [   *  ]; Issued [  *  ]
                                                        CA [   *   ]; Issued [  *  ]

         5)           US [   *   ]                      [     *    ]

                      Corresponds to:                   WO [   *  ]; Pending
                                                        JP [   *   ]; Pending

        EPO consists of the following nations: Austria, Belgium, Switzerland, Germany, Netherlands, Luxembourg, Spain, France, Italy, UK, Sweden.

        Canada and Japan honor PCT/EPO filings with independent review.





                                       1.

                      PATENT NUMBER                     TOPIC
         6)           US [   *   ]                      [       *       ]
                                                        [            *                ]
                                                        [                 *               ]
                                                        [           *            ]

                      Corresponds to:                   WO [   *  ]; Pending
                                                        JP[   *   ]; Pending
                                                        EPO [   *   ]; Issued [  *  ]
                                                        DE [    *       ]; Issued [  *  ]
                                                        JP [   *   ]; Pending
                                                        EP [  *  ]; Issued
                                                        DE [     *      ]; Issued
                                                        JP [    *   ]; Pending
                                                        WO [   *  ]; Pending
                                                        JP [   *   ]; Pending
                                                        EPO [    *   ]; Pending

         7)           US [   *   ]                      [          *             ]

                      Corresponds to:                   WO [   *  ]; Pending
                                                        JP [   *   ]; Pending

         8)           US [   *   ]                      [       *       ]

                      Corresponds to:                   EPO [    *   ]; Pending

         9)           US [   *   ]                      [              *                ]

                      Corresponds to:                   WO [   *  ]; Pending
                                                        JP [   *   ]; Pending

         10)          US [   *   ]                      [                    *                     ]

                      Corresponds to:                   JP [   *   ]; Pending
                                                        EPO [   *   ]; Issued [  *  ]
                                                        DE [     *      ]; Issued [  *  ]
                                                        EP [  *  ]; Issued
                                                        DE [     *      ]; Issued
                                                        JP [    *   ]; Pending
                                                        WO [   *  ]; Pending
                                                        JP [   *   ]; Pending
                                                        EPO [    *   ]; Pending





                                       2.

                      PATENT NUMBER                     TOPIC
         11)          US [   *   ]                      [       *          ]

                      Corresponds to:                   WO [   *  ]; Pending
                                                        JP [   *   ]; Pending

         12)          US [   *   ]                      [       *         ]

                      Corresponds to:                   WO [   *  ]; Pending
                                                        JP [   *   ]; Pending

        *13)          US [   *   ]                      [        *        ]

                      Corresponds to:                   WO [   *  ]; Pending
                                                        JP [   *   ]; Pending

        *14)          US [   *   ]                      [                   *                         ]

                      Corresponds to:                   WO [   *  ]; Pending
                                                        JP [   *   ]; Pending

        **15)         US [   *   ]                      [         *             ]

                      Corresponds to:                   EP [  * ]; Issued
                                                        DE [    *       ]; Issued
                                                        JP [    *   ]; Pending

*   Provided to Dr. I. Fukawa 7/25/97
**  Mailed to Dr. I. Fukawa 7/31/97



                                       3.

BOOK TWO:        ISSUED INTERNATIONAL

                      PATENT NUMBER                                      TOPIC
         16)          JP [  *  ]; ISSUED [  *  ]                         [    *   ]
                      GB [   *   ]; ISSUED [  *  ]
                      EPO [   *   ]; ISSUED [  *  ]
                      DE [  *  ]; ISSUED [  *  ]

                      Corresponds to:                                    US [   *    ]
                                                                         US [   *    ]

                      PATENT NUMBER                                      TOPIC
         17)          EPO [  *  ]; ISSUED [  *  ]                        [           *         ]
                      JP [  *  ]; ISSUED [  *  ]
                      DE [    *      ]; ISSUED [  *  ]
                      CA [   *   ]; ISSUED [  *  ]

                      Corresponds to:                                    US [   *   ]

         18)          EPO [  *  ]; ISSUED [  *   ]                       [        *       ]
                      JP [  *  ]; ISSUED [  *  ]
                      DE [  *  ]; ISSUED [  *  ]
                      DENMARK [  * ]; ISSUED [  *  ]

                      Corresponds to:                                    US [   *   ]

         19)          EPO [    *   ]; ABANDONED                          [           *             ]
                      JP [   *   ]; PENDING
                      DE [  *  ]; ABANDONED
                      CA [   *   ]; ISSUED [  *  ]

                      Corresponds to:                                    US [   *   ]

         20)          EPO [   *  ]; ABANDONED                            [        *              ]
                      JP [  *  ]; PENDING
                      DE [  *  ]; ISSUED [  *  ]
                      CA [   *   ]; ISSUED [  *  ]

                      Corresponds to:                                    US [   *   ]

         21)          EPO [   *   ]; ISSUED [  *  ]                      [        *         ]
                      DE [      *     ]; ISSUED [  *  ]
                      JP [   *   ]; PENDING
                      Corresponds to:                                    US [   *   ]
                                                                         US [   *   ]





                                       4.

    BOOK THREE:  PENDING INTERNATIONAL

                      PATENT NUMBER                                      TOPIC
         22)          JP [   *    ]; PENDING                             [            *             ]

                      EPO [  *  ]; Issued
                      DE [    *        ]; Issued

                      Corresponds to:                                    US [   *   ]
                                                                         US [   *   ]
                                                                         US [   *   ]

         23)          WO [   *   ]; PENDING                              [         *        ]
                      JP [   *   ]; PENDING
                      EPO [   *    ]; PENDING

                      Corresponds to:                                    US [   *   ]
                                                                         US [   *   ]

         24)          WO [  *   ]; PENDING                               [        *        ]
                      JP [   *   ]; PENDING

                      Corresponds to:                                    US [    *   ]; PENDING

         25)          EPO [   *    ]; PENDING                            [         *        ]
                      JP [   *   ]; PENDING

                      Corresponds to:                                    US [    *   ]; PENDING

         26)          WO [   *  ]; PENDING                               [      *        ]
                      JP [    *  ]; PENDING

                      Corresponds to:                                    US [   *   ]
                                                                         US [   *   ] US [   *   ]
                                                                         US [   *   ] US [   *   ]
                                                                         US [   *   ] US [   *   ]
                                                                         US [    *   ]; PENDING

         27)          EPO [    *   ]; PENDING                            [       *       ]

                      Corresponds to:                                    US [   *   ]





                                       5.

BOOK FOUR:   US PENDING

                      PATENT NUMBER                                      TOPIC
         28)          [   *    ]                                         [   *   ]

                      Corresponds to:                                    EPO [   *   ]; Issued
                                                                         JP [  *  ]; Issued
                                                                         GB [   *   ]; Issued
                                                                         DE [  *  ]; Issued

         29)          [   *    ]                                         [   *   ]

                      Corresponds to:                                    EPO [   *   ]
                                                                         JP [  *  ]; Issued
                                                                         GB [   *   ]; Issued
                                                                         DE [  *  ]; Issued

         30)          [    *   ]; Allowed                                [       *         ]

                      Corresponds to:                                    WO [   *  ]; Pending
                                                                         JP [   *   ]; Pending




                                       6.

BOOK FIVE:       US PENDING

                      PATENT NUMBER                                      TOPIC
         31)          [    *   ]                                         [       *           ]

                      Corresponds to:                                    WO [   *  ]; Pending
                                                                         EPO [   *    ]; Pending
                                                                         JP [   *   ]; Pending
                                                                         JP [   *   ]; Pending

         32)          [    *   ]                                         [       *       ]

                      International to be made



                                       7.

                                   APPENDIX B


                                BIOSTAR METHODS



--  Methods for culture/storage of microorganisms on the FDA-cleared [   *   ]
    Package Insert and the [         *            ]

--  Historical screening methods for [                   *                    ]

--  Historical screening methods for [               *                 ]

--  Historical screening methods for [                        *
                    ] and [                  *
             ]

--  Method for Cross-reactivity study

--  Method for Interference study

--  [             *            ] attachment method

--  [  * ] conjugation methods

--  Conjugate diluent formulations [   *   ]

--  Analytical methods to evaluate [                  *
        ]

--  [  * ] for [            *               ]

--  Methods for [           *           ] surfaces

--  Specifications for [         *           ] (vendor specifications)

--  Extraction reagent formulations

--  Assay protocols

-- A copy of SOPs (Standard Operating Procedures), MPs (Manufacturing Procedures), QCPs (Quality Control Procedures)

--  A copy of Product Development Guidelines

-- Copies of BioStar Sales Training Manuals (includes customer training procedure)

--  Specifications for injection molded Version 1 plastic case